Exhibit 23.1
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                        [ Letterhead of KPMG ]





                          CONSENT OF KPMG LLP
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The Board of Trustees and Shareholders
AMLI Residential Properties Trust:


We consent to the use of our report related to the consolidated financial statements and schedules of AMLI Residential Properties Trust as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 contained in the Company's Annual Report of Form 10-K, incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in this Form S-3 Registration Statement.



/s/ KPMG LLP


Chicago, Illinois
September 21, 2001